SECUIRTIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)             June 8, 2000


                              CNB Bancorp, Inc.
            (Exact Name of Registrant as Specified in its Charter)


         New York                       17501                  14-1709485
(State or Other Jurisdiction   (Commission File Number)       IRS Employer
     of Incorporation)                                     Identification No.)


10-24 N. Main St., PO Box 873, Gloversville, New York             12078
     (Address of Principal Executive Offices)                  (Zip Code)


Registrant's Telephone Number, including Area Code           (518) 773-7911

                                     N/A
        (Former Name or Former Address, if Changes Since Last Report)

Item 5.           Other Events

     On June 8, 2000, CNB Bancorp, Inc. issued the press release which is included as Exhibit 99 hereto.


Item 7.           Financial Statements,
                  Pro Forma Financial Information
                  And Exhibits

                  (a)    Not applicable.
                  (b)    Not applicable.
                  (c)    The following exhibits are included with this Report:

                         Exhibit 99. Press Release, dated June 8, 2000.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 14, 2000            CNB Bancorp, Inc.



                                /s/ George A. Morgan
                                ----------------------------------------------
                                George A. Morgan, Vice President and Secretary

                                  EXHIBIT 99

         CNB BANCORP, INC.                                NEWS RELEASE

                            For Immediate Release
                       For Further Information, Contact
                               William N. Smith
                           Chairman, President and
                           Chief Executive Officer
                                (518) 773-7911

                CNB Bancorp, Inc. to Enter Insurance Business
                          Purchasing Hathaway Agency

         Gloversville, New York, June 8, 2000 CNB Bancorp, Inc. (OTCNBI:) announced today that it has signed an agreement to purchase Hathaway Agency, Inc., of Gloversville, New York. Hathaway Agency, one of the largest independent insurance agencies in Fulton County, will be operated as an independent wholly owned subsidiary of CNB. The insurance firm's President William R. Fiedler and staff will remain in place.

         Hathaway Agency, in business since 1915, specializes in commercial, industrial and not-for-profit businesses, as well as insuring the personal automobiles and homes of the people of Fulton County.

         William N. Smith, CNB Bancorp's Chairman, President and Chief Executive Officer, said, "This purchase is a perfect strategic fit as we strive to become a broader financial services provider in our market place. The community focus of the Hathaway Agency and its commitment to quality service is compatible with our corporate culture. Their product offerings are ideal for our customer base."

         William R. Fiedler President of Hathaway Agency said, "This new strategic alliance will capitalize on the combined strengths of the two companies and allow us to become a stronger competitive force in our market area. We are excited about the potential value associated with linking our insurance products, services, and experienced, professional staff with the bank's strong distribution system."

         Richard E. Hathaway, the principal owner of Hathaway Agency, said, "The agency has been a locally owned and operated business since inception and is merging with a locally owned and operated community banking company that shares similar values. I feel this is good for our customers, staff and community."

         CNB Bancorp, Inc. is the parent company of City National Bank and Trust Company, which provides commercial banking and trust services through seven locations in the communities of Gloversville, Johnstown, Northville, Perth and Saratoga Springs, New York. CNB Bancorp has assets of over $330 million with a history dating back to 1887.